EXHIBIT 10.8

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT, dated as of April 13, 2006 (this “Agreement”), is by and among China Media Networks International, Inc., a Nevada corporation (the “Company”), and Vicis Capital Master Fund, Midtown Partners & Co., LLC and Nite Capital, L.P. (collectively, the “Exchange Holders”).

WHEREAS, the Exchange Holders desire to assign, exchange and convert any and all right, title and interest, if any, in and to their shares (the “Series A Shares”) of the Company’s Series A Convertible Participating Preferred Stock, par value $0.001 per share, to the Company in exchange for shares (the “Common Shares”) of the Company’s common stock, par value $0.0001 per share, and the Company desires to issue the Common Shares to the Exchange Holders in exchange therefor, subject to, and in accordance with, the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

1. Exchange and Conversion of Series A Shares for Common Shares. Subject to the terms and conditions hereof, (a) each Exchange Holder hereby severally assigns, exchanges and converts any and all right, title and interest, if any, such Exchange Holder may have in and to the number of Series A Shares set forth opposite such Exchange Holder’s name on Schedule 1 attached hereto, and (b) in exchange therefor and upon such conversion, the Company hereby issues to such Exchange Holder the number of Common Shares set forth opposite such Exchange Holder’s name on Schedule 1 attached hereto. In connection herewith, each Exchange Holder shall deliver to the Company or the Company’s transfer agent, Action Stock Transfer Corp. (the “Transfer Agent”), a stock certificate representing such Exchange Holder’s Series A Shares, and, as soon as commercially practicable after such delivery, the Company shall cause the Transfer Agent to deliver a stock certificate to such Exchange Holder representing such Exchange Holder’s Common Shares.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Exchange Holder:

2.1. Corporate Status. The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Nevada.

2.2. Corporate Power and Authority. The Company has the corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

2.3. No Violation. Neither the execution, delivery and performance by the Company of this Agreement nor compliance with the terms and provisions hereof (a) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to the Company, or (b) will violate any provision of the articles of incorporation, by-laws or other organizational document of the Company.

2.4. Authorization of Exchange Shares. The Exchange Shares have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof, and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company, and will be issued in compliance with all applicable federal and state securities laws.

3. Exchange Holder Representations. Each Exchange Holder, severally but not jointly, hereby represents and warrants to the Company only as to itself as follows:

3.1. Corporate Status. Such Exchange Holder is a duly organized and validly existing limited liability company or partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization and has the company or partnership, as the case may be power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage.

3.2. Corporate Power and Authority. Such Exchange Holder has the company or partnership, as the case may be power and authority to execute and deliver this Agreement and perform its obligations hereunder and has taken all necessary company or partnership, as the case may be action to authorize the execution, delivery and performance of this Agreement.

3.3. No Violation. Neither the execution, delivery and performance by such Exchange Holder of this Agreement nor compliance with the terms and provisions hereof (a) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to such Exchange Holder, or (b) will violate any provision of the certificate of incorporation, by-laws or other organizational document of such Exchange Holder.

3.4. Purchase for Own Account. The Common Shares to be acquired by such Exchange Holder hereunder are being acquired for its own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would violate the securities laws of the United States of America, or any state thereof, without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of its Common Shares, under an effective registration statement under the Securities Act of 1933, as amended (the “Act”), or under an exemption from such registration available under the Act, and subject, nevertheless, to the disposition of its property being at all times within its control.

3.5. Accredited Investor. Such Exchange Holder is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Act, and was not formed for the specific purpose of acquiring the Common Shares to be acquired by it hereunder.

3.6. Restricted Securities. Such Exchange Holder understands that the Common Shares to be acquired by it hereunder may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering such Common Shares or an available exemption from registration under the Securities Act, such Common Shares must be held indefinitely, and that such Common Shares will bear a legend substantially to such effect. In the absence of a registration statement covering such Common Shares, such Exchange Holder will sell, transfer or otherwise dispose of such Common Shares only in a manner consistent with its representations and agreements set forth herein.

3.7. Financial Condition. Such Exchange Holder’s financial condition is such that it is able to bear the risk of holding the Common Shares to be acquired by it hereunder for an indefinite period of time and can bear the loss of its entire investment in such Common Shares.

3.8. Experience. Such Exchange Holder has such knowledge and experience in financial and business matters and in making high-risk investments of the type such as the Common Shares to be acquired by it hereunder that it is capable of evaluating the merits and risks of the acquisition of such Common Shares.

3.9. Broker’s, Finder’s or Similar Fees. No brokerage commissions, finder’s fees or similar fees or commissions are payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with it or any action taken by it. Such Exchange Holder hereby indemnifies the Company and agrees that it will hold the Company harmless from any claim, demand or liability for any such brokerage commissions, finder’s fees or similar fees or commissions alleged to have been incurred by such Exchange Holder with respect to the transactions contemplated hereby.

3.10. No Encumbrances. Such Exchange Holder has not encumbered any of its right, title or interest in or to its Series A Shares, and such right, title and interest in or to such shares is free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through such Exchange Holder.

4. General.

4.1. Notices. Except as otherwise expressly provided herein, all notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (a) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (b) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

If to the Company, at 237 Cedar Hill Street, Marlboro, MA 01752, Attention: President, or at such other address or addresses as may have been furnished in writing by the Company to the Exchange Holders, with a copy to Andrew B. White, Esq., Bingham McCutchen LLP, 150 Federal Street, Boston, MA 02110; and

If to any Exchange Holder, at such address or addresses as may have been furnished to the Company in writing by such Exchange Holder.

Any party may give any notice, request, consent or other communication under this Agreement using any other means (including personal delivery, messenger service, facsimile,

first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party hereto may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties hereto notice in the manner set forth in this Section 4.1.

4.2. Assignments; Participations. This Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the respective successors and assigns of the parties hereto.

4.3. Amendment or Waiver. Neither this Agreement ,nor any terms hereof, may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Company and the Exchange Holders holding a majority of the Common Shares.

4.4. Interpretation; Governing Law; etc.

4.4.1. Time is (and shall be) of the essence in this Agreement. All covenants, agreements, representations and warranties made in this Agreement shall be deemed to have been relied on by each Exchange Holder, notwithstanding any investigation made by any such party on its behalf, and shall survive the execution and delivery to each such party hereto. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, and any invalid or unenforceable provision shall be modified so as to be enforced to the maximum extent of its validity or enforceability.

4.4.2. This Agreement, and any issue, claim or proceeding arising out of, or relating to, this Agreement or the conduct of the parties hereto, whether now existing or hereafter arising and whether in contract, tort or otherwise, shall be governed by, and shall be construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts, without regard to the principles of conflicts of laws. Any legal action or proceeding with respect to this Agreement may be brought in any state or federal court sitting in the Commonwealth of Massachusetts, and, by execution and delivery of this Agreement, each parties hereto irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts for such action or proceeding. Each party hereto irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address for notices pursuant to Section 4.1 hereof, such service to become effective 15 days after such mailing. Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other party hereto in any other jurisdiction.

4.4.3. Each party hereto irrevocably waives any objection which it may now or hereafter have to the venue of any of the aforesaid actions or proceedings arising out of, or in connection with, this Agreement brought in the courts referred to in Section 4.4.2 hereof and further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

4.4.4. Each of the parties hereto waives, to the extent not prohibited by applicable law, any right it may have to claim or recover in any legal action or proceeding any special, exemplary, punitive or consequential damages.

4.5. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR ANY OBLIGATION OR IN ANY WAY CONNECTED WITH THE DEALINGS OF THE EXCHANGE HOLDERS OR THE COMPANY IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. Any party hereto may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of each of the parties hereto to the waiver of their rights to trial by jury.

4.6. Entire Agreement. The Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements, whether written or oral.

4.7. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

[Signature page follows]

Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

COMPANY:

CHINA MEDIA INTERNATIONAL, INC.

By:	/s/ Brian Lesperance
Name: Brian Lesperance
Title: President and Treasurer

EXCHANGE HOLDERS:

VICIS CAPITAL MASTER FUND

By:	/s/ Shad Stastney
Name: Shad Stastney
Title: Member

MIDTOWN PARTNERS & CO., LLC

By:	/s/ Bruce Jordan
Name: Bruce Jordan
Title: President

NITE CAPITAL, L.P.

By:	/s/ Keith Goodman
Name: Keith Goodman
Title: Manager of the General Partner

Schedule 1

Exchange Holders

Exchange Holder	Number of Series A Shares	Number of Common Shares
Vicis Capital Master Fund	1,500,000	2,000,000
Midtown Partners & Co., LLC	90,000	120,000
Nite Capital, L.P.	110,000	220,000

TOTAL:	1,700,000	2,340,000